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                                                                  Exhibit (a)(6)

                               FORWARD FUNDS, INC.

                              ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

     FIRST: Pursuant to Section 2-605 of the Maryland General Corporation Law (the "MGCL"), the charter of Forward Funds, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "Corporation"), is hereby amended to change the name of the following class or series of the Corporation's stock, par value $0.001 per share, as indicated:

                      OLD NAME                                               NEW NAME
The Forward Garzarelli U.S. Equity Fund (Investor Class)   Sierra Club Stock Fund (Investor Class)

     SECOND: The amendment to the charter of the Corporation as set forth above was approved by a majority of the entire Board of Directors of the Corporation as required by law.

     THIRD: The amendment set forth herein is limited to a change expressly authorized by Section 2-605(a)(2) of Title 2 of the MGCL to be made without action by the stockholders of the Corporation.

     FOURTH: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its President and attested to by its Secretary on December 5, 2002.
                         --

ATTEST:                                        FORWARD FUNDS, INC.


/s/ Linda J. Hoard                             By: /s/ J. Alan Reid, Jr.
------------------------------                    ------------------------------
Linda J. Hoard                                    J. Alan Reid, Jr.
Secretary                                         President